Effective October 6th, 1988








                             BYLAWS


                               OF


                  KASH N' KARRY FOOD STORES, INC.


                     a Delaware corporation


BYLAWS OF
KASH N' KARRY FOOD STORES, INC.
a Delaware corporation

Table of Contents



ARTICLE I           Offices. . . . . . . . . . . . . . . . . . .1

ARTICLE II          Meetings of Stockholders . . . . . . . . . .1

ARTICLE III         Directors. . . . . . . . . . . . . . . . . .4

ARTICLE IV          Officers . . . . . . . . . . . . . . . . . .7

ARTICLE V           Seal . . . . . . . . . . . . . . . . . . . 10

ARTICLE VI          Form of Stock Certificate. . . . . . . . . 10

ARTICLE VII         Representation of Shares of
                      Other Corporations . . . . . . . . . . . 10

ARTICLE VIII        Transfers of Stock . . . . . . . . . . . . 10

ARTICLE IX          Lost, Stolen, or Destroyed
                      Certificates . . . . . . . . . . . . . . 11

ARTICLE X           Record Date. . . . . . . . . . . . . . . . 11

ARTICLE XI          Registered Stockholders. . . . . . . . . . 12

ARTICLE XII         Fiscal Year. . . . . . . . . . . . . . . . 12

ARTICLE XIII        Notices. . . . . . . . . . . . . . . . . . 12

ARTICLE XIV         Amendments . . . . . . . . . . . . . . . . 13

ARTICLE XV          Indentification and Insurance. . . . . . . 13

BYLAWS
OF
KASH N' KARRY FOOD STORES, INC.
a Delaware corporation

ARTICLE I

OFFICES



     Section 1.  Registered Office. The registered office of this
Corporation shall be in the City of Wilmington, County of New
Castle, State of Delaware, and the name of the resident agent in charge thereof is the agent named in the Certificate of Incorporation until changed by the Board of Directors (the
"Board").

     Section 2. Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the Board. The Board is granted full power and authority to change said principal office from one location to another.

     Section 3. Other Offices. The Corporation may also have an office or offices at such other places, either within or without the State of Delaware, as the Board may from time to time designate or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meetings. Meetings of stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meetings. Annual meetings of stockholders shall be held on such date and at such time set by the Board and stated in the notice of the meeting, at which the stockholders shall elect members of the Board, and transact such other business as may properly be brought before the meeting.

     Section 3. Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board, or by a committee of the Board that has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in the Bylaws of the Corporation, include the power to call such meetings, and shall be called by the president or secretary at the request in writing of a majority of the Board, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto, or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time hereafter), then such special meeting may also be called by the person or persons in the manner, at the times and for the purposes so specified. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 4. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or at the place of the meeting, and the list shall also be available at the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 5. Notice of Meetings. Written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     Section 6. Quorum and Adjournment. The holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Certificate of Incorporation. If it shall appear that such quorum is not present or represented at any meeting of stockholders, the Chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of stockholders holding a majority of the outstanding votes, including without limitation, evidence from any record of stockholders who have signed a register indicating their presence at the meeting.

     Section 7. Voting. In all matters, the vote of the holders of a majority of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law, of the Certificate of Incorporation, or of these Bylaws a different vote is required in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to cast one vote for each share of the capital stock entitled to vote held by such stockholder. The officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

     Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize in writing another person or persons to act for him or her by proxy, but no proxy shall be voted or acted upon after eleven months from its date, unless the person executing the proxy specifies therein the period of time for which it is to continue in force.

     Section 9. Inspector of Election. The Board may appoint an Inspector or Inspectors of Election for any meeting of stockholders. Such Inspectors shall decide upon the qualification of the voters and report the number of shares represented at the meeting and entitled to vote, shall conduct the voting and accept the votes, and when the voting is completed shall ascertain and report the number of shares voted respectively for and against each position upon which a vote is taken by ballot. An Inspector need not be a stockholder, and any officer of the Corporation may be an Inspector on any position other than a vote for or against a proposal in which he or she shall have a material interest.

     Section 10. Action Without Meeting. Subject to Section 228 of the Delaware General Corporation Law, any action which, under any provision of the Delaware General Corporation Law, may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE III

DIRECTORS

     Section 1. Powers. The Board shall have the power to manage or direct the management of the property, business and affairs of the Corporation, and except as expressly limited by law, to exercise all of its corporate powers. The Board may establish procedures and rules, or may authorize the Chairman of any meeting of stockholders to establish procedures and rules, for the fair and orderly conduct of any stockholders' meeting, including without limitation, registration of the stockholders attending the meeting, adoption of an agenda, establishing the order of business at the meeting, recessing and adjourning the meeting for the purposes of tabulating any votes and receiving the result thereof, the timing of the opening and closing of the polls, and the physical layout of the facilities for the meeting.

     Section 2. Number. The Board shall consist of one or more members in such number as shall be determined from time to time by resolution of the Board. Until otherwise determined by such resolution, the Board shall consist of six members. Directors need not be stockholders, and each director shall serve until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal.

     Section 3. Nominations. Nominations of candidates for election as directors of the Corporation may be made by the Board or by any stockholder entitled to vote at a meeting at which one or more directors are to be elected (an "Election Meeting") who complies with the notice procedures set forth in this Section 3. Nominations made by the Board shall be made at a meeting of the Board or by written consent of directors in lieu of a meeting, not less than 30 days prior to the date of an Election Meeting. At the request of the Secretary of the Corporation, each proposed nominee shall provide the Corporation with such information concerning him or herself as is required, under the rules of the Securities and Exchange Commission, to be included in the Corporation's proxy statement soliciting proxies for the election of directors. Not less than 30 days nor more than 60 days prior to the date of an Election Meeting, subject to any other requirements of law, any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the Corporation setting forth (i) the name and address of the stockholder and of each nominee proposed in such notice, (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, (iii) a representation that the stockholder intends to nominate the persons specified in the notice at the meeting,
(iv) a description of any arrangements between the stockholder and nominees or any other person with respect to the nomination,
(v) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees, and (vi) the consent to serve as a director of the Corporation, if elected, of each such nominee. In the event that a person is validly designated as a nominee and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee. If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

     Section 4. Vacancies and Newly Created Directorships. Any vacancy in the Board caused by death, resignation, removal or otherwise, or through an increase in the number of directors of a class, shall be filled by a majority vote of the remaining directors, or by the sole remaining director. A director so elected to fill a vacancy shall serve for the remainder of the then present term of the directorship to which he or she was elected.

     Section 5. Initial Meeting. The Board shall meet as soon as practicable after the annual election of directors and notice of such first meeting shall not be required.

     Section 6. Regular Meetings. Regular meetings of the Board shall be held without call or notice at such time and place as shall from time to time be fixed by standing resolution of the Board.

     Section 7. Special Meetings. Special meetings of the Board may be called at any time, and for any purpose permitted by law, by the Chairman of the Board, the President, the Secretary, or any two members of the Board, which meetings shall be held at the time and place designated by the person or persons calling the meeting. Notice of the time, place and purpose of any such meeting shall be given to the directors by the Secretary, or in case of his or her absence, refusal or inability to act, by any other officer. Any such notice may be given by mail, by telegraph, by telephone, by personal service, or by any thereof as to different directors. If the notice is by mail, then it shall be deposited in a United States Post Office at least four days before the time of the meeting; if by telegraph, by deposit of the message with the telegraph company at least forty-eight hours before the time of the meeting; if by telephone or by personal service, at least forty-eight hours before the time of the meeting.

     Section 8. Quorum. At all meetings of the Board a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, by the Certificate of Incorporation or by these Bylaws. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Even though no quorum is present, as required in this Section, a majority of the directors present at any meeting of the Board, either regular or special, may adjourn from time to time until a quorum be had, but no later than the time fixed for the next regular meeting of the Board. Notice of any adjourned meeting need not be given.

     Section 9. Fees and Compensation. Each Director and each member of a committee of the Board shall receive such fees and reimbursement of expenses incurred on behalf of the corporation or in attending meetings as the Board may from time to time determine.

     Section 10. Meetings by Telephonic Communication. Members of the Board or any committee thereof may participate in a regular or special meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, if the standing resolutions fixing the time and place of a regular meeting or if the notice of the time and place of any regular or special meeting provides for such participation. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     Section 11. Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and if the Board has not designated one or more alternates (or if such a designation has been made, in the absence or disqualification of such alternate(s)), the member or members there of present at any meeting and not disqualified from voting, whether not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member or alternate. Any such committee, to the extent provided in a resolution of the Board shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation,and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation or these Bylaws, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; and, unless a resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of capital stock.

     Section 12. Action Without Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without meeting if all members of the Board or of such committee consent thereto in writing as the case may be, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 13. Removal. Unless otherwise restricted by the Certificate of Incorporation or bylaw, any Director or the entire Board may be removed, with or without cause,by the holders of a majority of shares entitled to vote at an election of Directors.

ARTICLE IV

OFFICERS

     Section 1. Officers. The Corporation shall have a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Corporation may also, at the discretion of the Board of Directors, have as officers of the Corporation one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be elected or appointed in accordance with; the provisions of Section 3 of this Article. Any two or more of such offices, except those of President and Secretary, may be held by the same person.

     Section 2. Election. The officers of the Corporation, except such officer as may be elected or appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

     Section 3. Subordinate Officers. The Board may elect, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

     Section 4. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board at any time or, except in the case of an officer not chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

     Any officer may resign at any time by giving written notice to the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

     Section 6. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation. Subject to the control of the Board and to the powers vested by the Board in any committee or committees appointed by the Board, the Chairman of the Board shall have general supervision, direction and control of the business and officers of the Corporation and shall preside at all meetings of the stockholders and of the Board. The Chairman of the Board shall have the general powers and duties of management usually vested in the chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board or the Bylaws.

     Section 7. President. The President shall be the chief operating officer of the Corporation and, subject to the direction of the Board, the committees of the Board and the chief executive officer of the Corporation, the President shall have and exercise general supervision over the operations and subordinate officers of the Corporation and shall have such other powers and duties as may be prescribed by the Board of Bylaws. In the absence or disability of the chief executive officer, the President shall perform all the duties of the chief executive officer and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer.

     Section 8. Vice Presidents. In the absence or disability of the chief executive officer and the President,the Vice Presidents, in order of their rank as fixed by the Board, or, if not ranked, the Vice President designated by the Board shall perform all the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such duties as may be prescribed for them, respectively, from time to time, by the Board or the Bylaws.

     Section 9. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the Corporation at the principal executive office or business office.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register,showing the names of the stockholders and their addresses,the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given,notice of all meetings of the stockholders and of the Board and any committees thereof required by these Bylaws or bylaw to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

     Section 10. Treasurer. The Treasurer is the chief financial officer of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send or cause to be sent to the stockholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

     The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board.The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and the directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

ARTICLE V

SEAL

     It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation, that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts, and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers thereof shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto.

ARTICLE VI

FORM OF STOCK CERTIFICATE

Every holder of capital stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation,certifying the number of shares owned by him or her in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of the issue.

ARTICLE VII

REPRESENTATION OF SHARES OF OTHER CORPORATIONS

     The Chairman of the Board, the President or any other officer or officers authorized by the Board are each authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

ARTICLE VIII

TRANSFERS OF STOCK

     Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession,assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

ARTICLE IX

LOST, STOLEN, OR DESTROYED CERTIFICATES

     The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

ARTICLE X

RECORD DATE

     The Board may fix in advance a date, which shall not be more than sixty days nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or ex-change of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend,or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

ARTICLE XI

REGISTERED STOCKHOLDERS

     The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by applicable law.

ARTICLE XII

FISCAL YEAR

     The fiscal year of the Corporation shall be fixed by resolution of the Board.

ARTICLE XIII

NOTICES

     Section 1. Manner of Notice. Whenever under the provisions of applicable law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director, committee member, officer, or stockholder, it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such stockholder, at such address as appears on the books of the Corporation, or, in default of other address, to such stockholder at the General Post Office in the City of Wilmington, Delaware, and, in the case of directors, commit-tee members and officers, by telephone, or by mail or by telegram to the last business address known to the Secretary of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed or telegraphed or telephoned.

     Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE XIV

AMENDMENTS

     The Board shall have the power to make, adopt, alter, amend and repeal from time to time bylaws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend, and repeal bylaws made by the Board; provided, however, that these Bylaws shall not be adopted, altered, amended, or repealed by the stockholders of the Corporation, except by the vote of the holders of not less than two-thirds of the outstanding shares of Common Stock.

ARTICLE XV

INDEMNIFICATION AND INSURANCE

     Section 1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding; shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, and its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

     Section 3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability, loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

     Section 5. Expenses as a Witness. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

     Section 6. Indemnity Agreements. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.